March 9, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 0-31193

Dear Sirs/Madams:

We have read Item 4.01 of Eastern Environment Solutions, Corp.’s Form 8-K dated March 9, 2012 and we agree with the statements made concerning our firm.

Very truly yours,

Friedman LLP